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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 29, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-29311                  94-3248415
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On July 29, 2002, Dynegy Inc., the wholly owning parent company of Dynegy Holdings Inc., issued a press release, a copy of which is attached hereto as exhibit 99.1 and the contents of which are incorporated herein by this reference, announcing that it has agreed to sell Northern Natural Gas Company to MidAmerican Energy Holdings Company for $928 million in cash, subject to certain adjustment for working capital changes. Under the terms of this agreement, which have been approved by the boards of both companies, MidAmerican Energy will acquire all of the common and preferred stock of Northern Natural and will assume $950 million in outstanding Northern Natural debt. The transaction is expected to close in August 2002 subject to customary closing conditions, including Hart-Scott-Rodino approval.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

     99.1 Press release of Dynegy Inc. dated July 29, 2002.

     99.2 Purchase and Sale Agreement dated July 28, 2002 among Dynegy Inc., NNGC Holding Company, Inc. and MidAmerican Energy Holdings Company.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DYNEGY HOLDINGS INC.

                                   BY:   /s/ Keith R. Fullenweider
                                         ---------------------------------------
                                         Keith R. Fullenweider
                                         Senior Vice President, Deputy General
                                         Counsel and  Secretary

Dated: July 30, 2002